UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.      )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☑ Definitive Additional Materials
☐ Soliciting Material Pursuant to Section 240.14a-12
RiverSource Series Trust

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☑ No fee required
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

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3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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☐ Fee paid previously with preliminary materials.
☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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This communication is made on behalf of the funds named below.
The funds named below, which are available as core investment options in the Ameriprise Financial 401(k) Plan, will hold an adjourned Joint Special Meeting of Shareholders on Monday, February 28, 2011 to vote on certain proposals described in proxy materials sent to you. If you hold shares of these funds in your 401(k) account or other accounts, we encourage you to vote your proxies today in accordance with the recommendations of the funds’ board of trustees.
Columbia Retirement Plus 2010 Fund
Columbia Retirement Plus 2015 Fund
Columbia Retirement Plus 2020 Fund
Columbia Retirement Plus 2025 Fund
Columbia Retirement Plus 2030 Fund
Columbia Retirement Plus 2035 Fund
Columbia Retirement Plus 2040 Fund
Columbia Retirement Plus 2045 Fund
To vote your shares, please follow the instructions on the proxy card(s) you received in the mail.
Accompanying the proxy card is the definitive proxy statement for the funds which has been filed with the Securities and Exchange Commission and contains detailed information about each proposal, as well as information about the Joint Special Meeting of Shareholders, who may vote and how you can cast your vote.
Thank you for your assistance.